UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017 (November 6, 2017)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2017, Resolute Energy Corporation, a Delaware corporation (“Resolute”) filed a Current Report on Form 8-K dated November 7, 2017 reporting that on November 6, 2017 Resolute and certain of its wholly-owned subsidiaries (together, the “Sellers”) closed on a sale pursuant to a Membership Interest and Asset Purchase Agreement pursuant to which Sellers agreed to sell their respective equity interests in Resolute Aneth, LLC, the entity which holds all of Resolute’s interest in Aneth Field, and certain other assets associated with Aneth Field operations, to an affiliate of Elk Petroleum Limited (ASX: ELK) (the “Aneth Disposition”).

Item 9.01Financial Statements and Exhibits.

(b)Pro forma financial information.

The following unaudited pro forma consolidated financial statements giving effect to the Aneth Disposition described in Item 2.01 above are attached hereto as Exhibit 99.1 and incorporated herein by reference:

•	unaudited pro forma consolidated balance sheet as of September 30, 2017;

•	unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2017; and

•	unaudited pro forma consolidated statement of operations for the year ended December 31, 2016.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma consolidated financial statements as of and for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017	RESOLUTE ENERGY CORPORATION

	By:	/s/ J. A. Tuell
J. A. Tuell
Senior V.P. & Chief Accounting Officer